CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Centennial Technologies, Inc. on Form S-3 of our report dated August 21, 1996, except for notes 4 and 17 as to which the date is September 9, 1996, on our audits of the financial statements of Centennial Technologies, Inc. as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K.


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  -----------------------------
                                                  Coopers & Lybrand, L.L.P.


Boston, Massachusetts
October 31, 1996